As Filed With the Securities and Exchange Commission on March 31, 2004
                                                           Registration No. 333-
________________________________________________________________________________
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                -----------------

                                    FORM S-8
                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933
                                -----------------

                            Seneca Foods Corporation
             (Exact name of registrant as specified in its charter)


     New York                                           16-0733425
(State of Incorporation)                   (I.R.S. Employer Identification No.)


                             3736 South Main Street
                             Marion, New York 14505
                                 (315) 926-8100
 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                -----------------

               Seneca Foods, L.L.C. 401(k) Retirement Savings Plan
                            (Full title of the plans)
                                -----------------

                                 Kraig H. Kayser
                      President and Chief Executive Officer
                             3736 South Main Street
                             Marion, New York 14505
                                 (315) 926-8100
  (Name, address, including zip code, and telephone number, including area code of agent for service)
                                -----------------

                                   Copies to:
                            William I. Schapiro, Esq.
                        Jaeckle Fleischmann & Mugel, LLP
                             800 Fleet Bank Building
                              Twelve Fountain Plaza
                             Buffalo, New York 14202
                                 (716) 856-0600


                         CALCULATION OF REGISTRATION FEE
====================================================================================================================================
  Title of Each Class of     Amount to be Registered  Proposed Maximum Offering      Proposed Maximum       Amount of Registration
                                                                                 Aggregate Offering Price
Securities to be Registered            (1)               Price Per Share (2)                (2)                       Fee


Class A common stock,                40,000                     $19.00                   $760,000                   $96.29
$0.25 par value per
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
Class B common stock,                10,000                     $18.70                   $187,000                   $23.69
$0.25 par value per share
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
Total                                                                                    $947,800                   $119.98
====================================================================================================================================

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this registration statement also covers an indeterminate number of additional shares that may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933 on the basis of the average of the high and low prices, as reported by the NASDAQ National Market, of the shares of Class A Common Stock and the shares of Class B Common Stock, respectively, on March 30, 2004.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         In accordance with the Instructional Note to Part I of Form S-8 as promulgated by the Securities and Exchange Commission, the information specified by Part I of Form S-8 has been omitted from this Registration Statement on Form S-8 for offers of shares of Class A common stock and shares of Class B common stock of Seneca Foods Corporation pursuant to the Seneca Foods, L.L.C. 401(k) Retirement Savings Plan (the "Plan"). The documents containing the information required by Part I of the Registration Statement and required to be delivered to employees pursuant to Rule 428(b) under the Securities Act of 1933, as amended, will be sent or given to participants in the LLC Plan.

         Additionally, participants in the Plan are entitled to the documents incorporated by reference in Item 3 of Part II of this Registration Statement, without charge, upon written or oral request. Such requests should be directed to Seneca Foods Corporation; Attention: Corporate Benefits Manager, 3736 South Main Street, Marion, New York 14505 (telephone: (315) 926-8100).

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference.

         Seneca Foods Corporation (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents filed by it with the Securities and Exchange Commission:

o Our Annual Report on Form 10-K for the year ended March 31, 2003;
o Our Quarterly Report on Form 10-Q for the three months ended June 28, 2003;
o Our Quarterly Report on Form 10-Q for the three months ended September 27, 2003;
o Our Quarterly Report on Form 10-Q for the three months ended December 27, 2003;
o The description of our Class A common stock and Class B common stock included in our Registration Statement on Form S-3/A filed with the SEC on June 26, 2002; and
o Our Current Reports on Form 8-K filed on June 10, 2003, August 22, 2003, ..October 10, 2003 and March 31, 2004.

         In addition, all documents filed by the Registrant subsequent to the date hereof pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.           Description of Securities.

                  Not applicable (the Class A and Class B Common Stock is registered under Section 12 of the Exchange Act).

Item 5.           Interests of Named Experts and Counsel.

                  Not applicable.

Item 6.            Indemnification of Directors and Officers

         Our Charter provides that we are required to indemnify each and every officer or director of the Company, even those whose term has expired, for any and all expenses actually and necessarily incurred by such director or officer in connection with the defense of any action, suit or proceeding in which he is made a party by reason of being or having been a director or officer of the Company. We are not required to indemnify a director or officer for matters as to which such officer or director is adjudged to be liable for neglect or misconduct in the performance of his duties as director or officer. Further, the rights of the officers or directors to indemnification are not exclusive of any other rights to which an officer or director of the Company is entitled.

         Under our Bylaws, as amended (the "Bylaws"), the Company has the authority to indemnify its directors and officers to the fullest extent permitted by the New York Business Corporation Law (Sections 721-726) (the "BCL"). The Bylaws, reflecting New York law, extend such protection to any person made or threatened to be made a party to any action or proceeding, including an action by or in the right of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, which any director, officer or employee of the Company served in any capacity at the request of the Company, by reason of the fact that such director or officer, his testator or intestate, is or was a director or officer of the Company or is or was serving such enterprise at the request of the Company. The Bylaws provide that such indemnification may be authorized pursuant to the terms and conditions of (i) a resolution of shareholders; (ii) a resolution of the Board of Directors; (iii) an agreement providing for such indemnification or (iv) any judicial or other legal authority which entitles the director, officer or employee to such indemnification.

         The BCL provides that, if successful on the merits or otherwise, an officer or director is entitled to indemnification by the Company against amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of such action or proceeding, or any appeal therein, if such director or officer acted in good faith, for a purpose which he reasonably believed to be in, or at least not opposed to, the best interests of the Company. The termination of any action or proceeding by judgment, settlement, conviction or plea of nolo contendere, or its equivalent, does not itself create the presumption that such director or officer did not act, in good faith, for a purpose which he reasonably believed to be in, or not opposed to, the best interests of the Company or that he had reasonable cause to believe that his conduct was unlawful.

         If a corporation fails to provide indemnification to its directors or officers, the BCL provides that despite any contrary resolution of the board of directors or shareholders, indemnification may be awarded by application to the appropriate judicial authority. Application for such court-ordered indemnification may be made either in the civil action or proceeding in which the expenses were incurred or other amounts were paid or to the supreme court in a separate proceeding.

Item 7.           Exemption from Registration Claimed.

                  Not applicable.

Item 8.           Exhibits.

         The following is a list of exhibits filed as part of this Registration
Statement:

         5        Opinion of Jaeckle Fleischmann & Mugel, LLP (filed herewith)

         23(a) Consent of Deloitte & Touche LLP (filed herewith)

         23(b)    Consent of Jaeckle Fleischmann & Mugel, LLP (included in
Exhibit 5)

         24. Power of Attorney (included on signature page)

Item 9.             Undertakings

         (a) The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)      To include any  prospectus required by
 Section  10(a)(3) of the Securities Act of 1933, as amended
(the "Securities Act");

                           (ii) To reflect in the prospectus any facts or events
arising after the effective date of the
registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                           (iii) To include any material information with
respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i) and (ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Marion, New York, on March 31, 2004.

                                    SENECA FOODS CORPORATION


                             By: /s/Philip G. Paras
                                 -----------------------------------------
                                 Philip G. Paras, Chief Financial Officer


                               POWERS OF ATTORNEY

         KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints each of Arthur S. Wolcott or Kraig H. Kayser his true and lawful attorney-in-fact and agent, each with full power of substitution and revocation, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each attorney-in-fact and agent, full power and authority to do and perform each such and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement and the foregoing Powers of Attorney have been signed by the following persons in the capacities and on the date indicated.

------------------------------------------------------- ---------------------------------- ---------------------------
                      Signature                                       Title                           Date
------------------------------------------------------- ---------------------------------- ---------------------------


/s/Arthur S. Wolcott
Arthur S. Wolcott                                       Chairman and Director              March 31, 2004
------------------------------------------------------- ---------------------------------- ---------------------------


/s/Kraig H. Kayser                                      President, Chief Executive
Kraig H. Kayser                                         Officer and Director               March 31, 2004
------------------------------------------------------- ---------------------------------- ---------------------------


/s/Philip G. Paras
Philip G. Paras                                         Chief Financial Officer            March 31, 2004
------------------------------------------------------- ---------------------------------- ---------------------------


/s/Jeffrey L. Van Riper
Jeffrey L. Van Riper                                    Controller and Secretary           March 31, 2004
------------------------------------------------------- ---------------------------------- ---------------------------


/s/Arthur H. Baer
Arthur H. Baer                                          Director                           March 31, 2004
------------------------------------------------------- ---------------------------------- ---------------------------


/s/Andrew M. Boas
Andrew M. Boas                                          Director                           March 31, 2004
------------------------------------------------------- ---------------------------------- ---------------------------


/s/Robert T. Brady
Robert T. Brady                                         Director                           March 31, 2004
------------------------------------------------------- ---------------------------------- ---------------------------

/s/Douglas F. Brush
------------------------
Douglas F. Brush                                        Director                           March 31, 2004
------------------------------------------------------- ---------------------------------- ---------------------------


/s/G. Brymer Humphrey-
G. Brymer Humphreys                                     Director                           March 31, 2004
------------------------------------------------------- ---------------------------------- ---------------------------

/s/Susan W. Stuart
Susan W. Stuart                                         Director                           March 31, 2004
------------------------------------------------------- ---------------------------------- ---------------------------

                                  EXHIBIT INDEX

Exhibit Number    Description

         5        Opinion of Jaeckle Fleischmann & Mugel, LLP (filed herewith)

         23(a)    Consent of Deloite & Touche LLP (filed herewith)

         23(b)    Consent of Jaeckle Fleischmann & Mugel, LLP (included in
                  Exhibit 5)

         24       Power of Attorney (included on signature page)